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                                                                  Exhibit (a)(5)

              NOTICE OF CHANGE IN ELECTION FROM REJECT TO ACCEPT

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If you previously elected to reject SmartDisk Corporation's offer to exchange options, and you would like to change your election and accept this offer, you must sign this Notice and return it to Bonnie Williams, our Director of Human Resources, via facsimile at (941) 436-2512 or hand delivery, before 5 p.m., Eastern Time, on October 5, 2001, unless the offer is extended. If you have questions, please contact Ms. Williams at (941) 436-2503 or Bonnie.Williams@SmartDisk.com.
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To SmartDisk Corporation:

     I previously received a copy of the Offer to Exchange (dated September 7, 2001), the Cover Letter and Summary of Terms, and an Election Form. I signed and returned the Election Form, in which I elected to reject SmartDisk's offer to exchange options. I now wish to change that election and accept your offer to exchange options. I understand that by signing this Notice, signing a new Election Form and delivering both documents to Ms. Williams, I will be able to withdraw my rejection of the offer and accept the offer to exchange options instead. I have read, understand and agree to all of the terms and conditions of the offer to exchange options.

     I understand that in order to accept the offer, I must sign and deliver this Notice and a new Election Form to Ms. Williams before 5 p.m., Eastern Time, on October 5, 2001, or if SmartDisk extends the deadline to exchange options, before the extended expiration of the offer.

     I further understand that SmartDisk will not accept any conditional or partial returns of options. I have completed and signed the following exactly as my name appears on my original Election Form.

     I accept the offer to exchange options.


X_______________________________________________________________________________
  Signature

Date:  __________ __, 2001

Name: __________________________________________________________________________
                                 (Please Print)